Exhibit 10.28

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated April 9, 2008, by and among JESUP & LAMONT, INC., a Florida corporation (the “Company”), and the several subscribers signatory hereto (each such subscriber, a “Subscriber” and, collectively, the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), 4(6) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, severally and not jointly, shall purchase, an aggregate amount of $5,000,000 (the “Purchase Price”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock) at a price of $0.646 per share. The aggregate Purchase Price shall be payable to the Company on the Closing Date, as defined in Section 10(b) hereof. The shares of Common Stock issuable to the Subscribers are referred to herein as the “Shares”.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and each Subscriber hereby agree as follows:

(b)       Information on Subscriber. At the time the Subscriber was offered the Shares it was, and as of the date hereof it is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Company will not issue fractional Shares but will refund amounts in excess of the price of the nearest full number of Shares which can be purchased with the purchase price tendered hereunder. The Closing will occur after the Company has received subscriptions for the Purchase Price.

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3.         Subscriber’s Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company that:

(a)       Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-KSB for the year ended December 31, 2007 and the Company’s Form 10-KSB for the year ended December 31,

2006 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (any such document, an “SEC Document”). The Subscriber has reviewed the risk factors attached hereto as Exhibit A. Other than general economic conditions, events or circumstances that may affect the industry in general, the Company has no knowledge that any of the events or circumstances described in Exhibit A have occurred or are likely to occur. The Subscriber has considered all factors the Subscriber deems material in deciding on the advisability of investing in the Shares.

(b)       Information on Subscriber. At the time the Subscriber was offered the Shares it was, and as of the date hereof it is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority to purchase and own the Shares, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss thereof. Further, the information set forth on the signature page hereto regarding the Subscriber is accurate. The Subscriber has completed and returned to the Company the Investor Questionnaire Certification attached hereto as Exhibit B.

(c)       Purchase of Common Stock. The Subscriber is purchasing the Shares as principal for its own account and not with a view to any distribution thereof (this representation and warranty not limiting such Subscriber’s right to sell the Shares in compliance with applicable federal and state securities laws).

(d)       Compliance with 1933 Act. The Subscriber understands and agrees that the Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(e)       Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct in all material respects as of the Closing Date.

4.         Company Representations and Warranties. The Company represents and warrants to each Subscriber that:

(a)       Corporate Existence and Qualification. The Company and each of its subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation, formation or organization; has the corporate or other power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

(b)       Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Company, and the Company has all requisite corporate power and legal capacity to execute and deliver this Agreement and all agreements, instruments and documents executed and delivered or to be executed and delivered by the Company in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby (collectively, the “Collateral Agreements”), and to perform its obligations hereunder and under this Agreement and each of the Collateral Agreements. The execution and delivery of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all corporate action necessary on behalf of the Company. This Agreement and each Collateral Agreement to which the Company is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

(c)       Issuance of Securities. The Company has full power and authority to issue the Shares, and upon receipt and acceptance of consideration from the Subscriber the Shares will be legally and validly issued. The Company has taken all action required by its Articles of Incorporation and Bylaws and the rules and regulations of the American Stock Exchange to approve the offer and sale of the securities.

(d)       SEC Filings. The Company’s Form 10-KSB for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)       Capitalization; Ownership of Shares. The authorized capital stock of the Company consists of 1,000,000 authorized shares of preferred stock, $0.01 par value per share, of which the following are issued and outstanding as of the date hereof: 0 shares of Series A, 0 shares of Series B, 7,062 shares of Series C, 0 shares of Series D, 0 shares of Series E, and 819,987 shares of Series F; and 100,000,000 authorized shares of common stock, $0.01 par value per share, of which 11,296,286 are issued and outstanding as of the date hereof. An additional 1,688 shares of Series G Preferred Stock and 1,622,718 shares of common stock have been subscribed but not yet issued.

(f)        Litigation. Except as disclosed in any SEC Document or on Schedule 4(f) hereto, there are no claims, actions, suits, investigations or proceedings against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened in any court or before or by any governmental authority, or before any arbitrator, that might have a material adverse effect on the Company’s business, operations, prospects, properties, or financial condition (whether covered by insurance or not) and there is no reasonable basis for any such claim, action, suit, investigation or proceeding.

(g)       Liabilities and Losses. Except as disclosed in any SEC Document, there are no outstanding liabilities of the Company other than in the ordinary course of business. The Company’s net losses for the months of January and February, 2008 will not exceed an aggregate amount of $600,000.

5.         Regulation D Offering. The offer and issuance of the Shares to the Subscriber is being made pursuant to the exemptions from the registration provisions of the 1933 Act afforded by Section 4(2) and 4(6) of the 1933 Act and Rule 506 of Regulation D promulgated there under.

6.         Transfer, Listing and Registration

(a)       Transfers. The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, to the Company, or to an Affiliate (as defined in Rule 144 under the 1933 Act) of a Subscriber, or by will or by the laws of descent or distribution, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the 1933 Act. As a condition of transfer, any transferee shall agree in writing to be subject to the obligations of a Subscriber to this Agreement.

(b)       Shares Legend. Each Subscriber and agrees to the imprinting, so long as is required by this Section 6, of a legend on the Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(c)       Certificates. The Company agrees to reissue certificates evidencing the Shares without the legend set forth in Section 6(b) if at such time, prior to making any transfer of any such Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such transfer and removal will only be effected, (i) while a registration statement covering the resale of such security is effective under the 1933 Act, or (ii) following any resale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for resale under Rule 144, or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).

(e)       Acknowledgement. Each Subscriber agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 6 is predicated upon the Company’s reliance that the Subscriber will sell any Shares pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(f)        Listing. The Company covenants and agrees with each Subscriber that it will file an application with the American Stock Exchange to list the Shares in the time and manner required by the rules of the American Stock Exchange, and will use its best efforts to prosecute such application to effectiveness.

(g)       Registration. The Company hereby grants to each Subscriber the right to demand registration on Form S-3 with respect to that Subscriber’s Shares (the “Registrable Securities”); provided, however, that if the Commission declares effective any registration statement that includes Registrable Securities (a “Registration Statement”), subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason is the SEC’s determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of any or all of the Registrable Securities, and/or (z) a holder of any Registrable Securities must be named as an underwriter, the Subscribers understand and agree that the Company may reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Subscriber, until such time as: (i) all Registrable Securities held by such Subscriber have been registered pursuant to an effective Registration Statement, (ii) the Registrable Securities held by such Subscriber may be resold without restriction pursuant to Rule 144 of the Act, or (iii) the Subscriber agrees to be named as an underwriter in any such Registration Statement. The Subscribers acknowledge and agree the provisions of this paragraph may apply to more than one Registration Statement.

7.          Conditions Precedent to Obligations of the Company. The obligations of the Company are subject to the fulfillment prior to or on the Closing Date of the following conditions any of which may be waived by the Company in writing:

(a)       all representations and warranties of the Subscriber contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date; and

(b)       all agreements and covenants of the Subscriber to be performed or complied with on or prior to the Closing Date have in all material respects been so performed or complied with.

(c)       the Company shall have received subscriptions for the Purchase Price.

8.         Conditions Precedent to Obligations of the Subscriber. The obligations of the Subscriber are subject to the fulfillment prior to or on the Closing Date of the following conditions any of which may be waived by the Subscriber in writing:

(a)       all representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date;

(b)       all obligations, agreements and covenants of the Company to be performed or complied with on or prior to the Closing Date shall have, in all respects been so performed or complied with; and

(c)       the Company shall have received subscriptions for the Purchase Price.

9.         Indemnity. The Company shall indemnify and hold harmless each Subscriber, and their respective directors, officers, shareholders, members, managers, and heirs and assigns from and against any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses (including, without limitation, reasonable attorneys’ fees) and assessments arising out of, resulting from, or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by the Company in this Agreement or in any Collateral Agreement delivered by the Company pursuant hereto.

10.       Miscellaneous

(a)       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Jesup & Lamont, Inc., 2170 West State Road 434, Suite 100, Longwood, Florida 32779, Attention: Chief Financial Officer, telecopier: (407) 551-4886, with a copy to: Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, Suite 1401, New York, New York 10022, Attention: Stephen Zelnick, telecopier: (212) 838-9190, (ii) if to the Subscriber to: the address and telecopier number indicated on the signature pages hereto.

(b)       Closing. The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Morse, Zelnick, Rose & Lander, New York, New York, upon receipt of good funds at the account designated by the Company (“Closing Date”).

(c)       Entire Agreement; Assignment. This Agreement and the other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the Subscriber. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber. The Subscriber may assign any or all of its rights hereunder to any person in connection with a transfer of any Security to such person, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Subscriber.

(d)       Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(e)       Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f)        Equitable Adjustment. The Shares and the purchase prices of Shares being purchased hereunder shall be equitably adjusted to offset the effect of stock splits, stock dividends, and distributions of property or equity interests of the Company to its shareholders occurring between the date of this Agreement and the Closing Date.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JESUP & LAMONT, INC. By:____________________ Name: Title:	Address for Notice: 2170 West State Road 434 Suite 100 Longwood, Florida 32779 Facsimile: (407) 551-4886 Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):

Morse, Zelnick, Rose & Lander, LLP

405 Park Avenue, Suite 1401,

New York, New York 10022

Attention: Stephen Zelnick

Facsimile: (212) 838-9190

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO JLI SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________

Name of Authorized Signatory: ___________________________________________________

Title of Authorized Signatory: ____________________________________________________

Email Address of Purchaser: _____________________________________________________

Facsimile Number of Purchaser: ___________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount: $_______________

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

EXHIBIT A (RISK FACTORS)

Failure of our securities brokerage subsidiaries to maintain required minimum net capital may subject them to fines, penalties and other sanctions including suspension or expulsion as broker-dealers.

Our broker dealer subsidiaries, Empire Financial Group and Jesup & Lamont, are subject to the requirements of the Net Capital Rule (Rule 15c3-1) under the Securities Exchange Act of 1934, which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, should not exceed 15 to 1. Net capital and related ratio of aggregate indebtedness to net capital, as defined, may fluctuate on a daily basis.

Failure to maintain the required net capital may subject EFG and/or Jesup to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require EFG’s and/or Jesup’s liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if the payment would reduce the firm’s net capital below a certain level.

Failure to maintain American Stock Exchange Listing

We cannot assure you that we will be able to continue to satisfy the requirements necessary to remain listed on the American Stock Exchange (“AMEX”) or that the AMEX will not change its rules or take actions to delist our common stock. In this regard, we have received a notice from the Amex that we do not currently meet its requirement with respect to the required number of independent directors. If for any reason, our stock were to be delisted from the AMEX, we may not be able to list our common stock on another national exchange or market. If our common stock is not listed on a national exchange or market, the trading market for our common stock may become illiquid. Upon any such delisting, our common stock could become subject to the penny stock rules of the SEC, which generally are applicable to equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, before a transaction in a penny stock that is not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. As a result of these requirements, if our common stock were to become subject to the penny stock rules, it is likely that the price of our common stock would decline and that our stockholders would find it more difficult to sell their shares.

Failure to successfully transition the Long Island Office

In March 2007, we acquired the independent office in Long Island. Due to the uncertainty of several factors such as the ability to retain the brokers, market conditions and regulatory factors, there is no assurance that the intangible assets to be recorded under purchase accounting will not be written down in the future as impaired assets.

We are at competitive disadvantages to a number of companies.

Our competitors generally have greater marketing, financial and technical resources than ours. These competitors can offer a wider range of services and financial products than we can. Our competitors also have greater name recognition and more extensive client bases. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to clients and adopt more aggressive pricing policies. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share. We cannot operate successfully, and may not be able to continue to operate, unless we overcome these competitive disadvantages.

Control of our Company by a single shareholder limits the power of other shareholders to influence decisions.

EFH Partners and its individual members beneficially own approximately 40.56 % of our outstanding common stock. As a result of their stock ownership EFH Partners can elect all of our directors and approve or disapprove all matters requiring stockholder approval, such as selling substantially all of our assets, merging with another entity or changing our Certificate of Incorporation. EFH’s controlling position effectively limits the voting power of other stockholders. Further, the Chairman of our Board of Directors is also co-managing director of EFH Partners, further increasing EFH Partners’ influence over our business and affairs. Additionally, EFH Partners acquired its controlling position in mid-2005 and it is too early for investors to analyze the effect of its position.

The occurrence of losses not reflected on our statement of financial condition could reduce our operating results and impair our liquidity without adequate prior notice to investors.

Retail customer transactions are cleared through the clearing broker on a fully disclosed basis. In the event that customers default in payments of funds or delivery of securities, the clearing broker may charge the Company for any loss incurred in satisfying the customer’s obligations. Additional credit risk occurs if the clearing brokers of affiliates do not fulfill their obligations. Though we regularly monitor the activity in our customer accounts for compliance with margin requirements, rapid change in market value or lack of liquidity for securities held in margin accounts could impose losses on us. In addition, we have sold securities which we do not currently own and therefore will be obligated to purchase the securities at a future date. We have recorded these obligations in our financial statements at December 31, 2006 at the market values of the securities and will incur a loss if the market value increases subsequent to December 31, 2006. The occurrence of these off-balance sheet losses could impair our liquidity and force us to reduce or curtail operations.

Concentrations of credit risk increase the risk of material harm from defaults.

We are engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks and other financial institutions. In the event counterparties do no fulfill their obligations, we may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is our policy to review, as necessary, the credit standing of each counterparty. Our cash in bank accounts, at times, exceeds the Federal Deposit Insurance Corporation (“FDIC”) insurable limit of $100,000. We have not experienced any previous losses due to this policy. The concentration of these credit risks increases the magnitude of the harm we would suffer in the event of default.

Potential losses or sanction as a result of employee misconduct

Employee misconduct could result in regulatory sanctions and unanticipated costs to us. Because our business involves handling cash and marketable securities on behalf of our customers, employee misconduct could result in unknown and unmanaged risks or losses. Misconduct by employees could also include binding us to transactions that exceed authorized limits or present unacceptable risks or unauthorized or unsuccessful activities. If these losses are significant they could materially reduce our income and impair our liquidity.

Market price fluctuations could result in lost revenues to us and adversely affect our profitability.

Our order execution services involve the purchase and sale of securities predominantly as principal, instead of buying and selling securities as an agent for our customers. As a result, we may own securities or may be required to buy or sell securities to complete customer transactions. During the period that we own the securities or may be required to buy or sell securities, market prices could fluctuate significantly which could result in lost revenues to us and adversely affect our profitability.

Termination of business relationships with us by our network of independent registered representatives

Our independent registered representatives could terminate their relationships with us on little or no notice and could associate with another broker-dealers. The independent registered representatives can transfer their client accounts which could adversely affect our revenues.

Our administrative costs, including compliance with section 404 of the Sarbanes-Oxley Act, will be significantly higher than they are now, which will make it more difficult for us to be profitable and effect our cash flow. Difficulties in complying with section 404 of the Sarbanes-Oxley Act would affect our market value.

The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the AMEX, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

In particular, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. Commencing in 2007, we will be required to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financing reporting, as required by Section 404 of the Sarbanes-Oxley Act. Beginning in 2008, our independent registered public accounting firm will be required to evaluate and test our internal control over financial reporting, and to issue an opinion on the effectiveness of our internal control over financial reporting for our financial year ending December 31, 2008. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur a substantial accounting expense and expend a significant amount of management’s time on compliance-related issues. We currently do not have an internal audit group, and we will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the Securities and Exchange Commission, the AMEX or other regulatory authorities, which would require additional financial and management resources. In addition, if we are unable to meet filing deadlines for reports required by the Securities Exchange Act, our securities could be delisted from the AMEX. If our securities were delisted, trading, if any, in our securities would be conducted in the over the counter market on the NASD’s “OTC Bulletin Board.” Consequently, the liquidity of our securities could be impaired.

Future sales or the potential for sale of a substantial number of shares of common stock could cause the trading price of our common stock to decline. Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. We had 11,106,442 shares of common stock issued and outstanding at February 29, 2008 and an additional 13,531,170 shares of common stock underlying options, warrants and convertible securities. The exercise or conversion of these securities and the sale of the underlying shares could depress the price of our common stock.

The existence of outstanding options, warrants, convertible preferred stock and convertible debt could impair our ability to raise capital through subsequent equity offerings.

The existence of outstanding options, warrants, convertible preferred stock, and convertible debt may adversely affect the terms at which we could obtain capital through additional equity financings. The holders of these options, warrants and convertible preferred stock have the opportunity to profit from a rise in the value or market price of our common stock and to exercise or convert them at a time when we could obtain equity capital on more favorable terms than those contained in these securities. The existence of these securities could impair our ability to raise capital through subsequent equity offerings.

We may issue shares of preferred stock in the future, which could depress the price of our stock.

Our corporate charter authorizes us to issue shares of “blank check” preferred stock. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval.

We may experience significant fluctuations in our quarterly operating results due to the nature of our business and therefore may fail to meet profitability expectations.

Our revenue and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including fluctuating gains and losses in our trading income, turnover in our brokers, and the level of investment banking transactions completed by us and the level of fees we receive from those transactions. Accordingly, our operating results may fluctuate significantly in any particular quarter or year.

We may incur significant losses from trading and investment activities due to market fluctuations and volatility.

We may maintain trading and investment positions in the equity markets. To the extent that we own securities, i.e., long positions, a downturn in those markets could result in losses from a decline in the value of those long positions. Conversely, to the extent that we have sold securities that we do not own, i.e., short positions, an upturn in those markets could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring assets in a rising market.

We may from time to time have a trading strategy consisting of holding a long position in one security and a short position in another security from which we expect to earn revenues based on changes in the relative value of the two securities. If, however, the relative value of the two securities changes in a direction or manner that we did not anticipate or against which we are not hedged, we might realize a loss in those paired positions. In addition, we maintain trading positions that can be adversely affected by the level of volatility in the financial markets, i.e., the degree to which trading prices fluctuate over a particular period, in a particular market, regardless of market levels.

Our business could be adversely affected by a downturn in the financial markets.

As a securities broker-dealer, our business is materially affected by conditions in the financial markets and economic conditions generally, both in the United States and elsewhere around the world. Many factors or events could lead to a downturn in the financial markets including war, terrorism, natural catastrophes and other types of disasters. These types of events could cause people to begin to lose confidence in the financial markets and their ability to function effectively. If the financial markets are unable to effectively prepare for these types of events and ease public concern over their ability to function, our revenues are likely to decline and our operations will be adversely affected.

Our revenues may decline in adverse market or economic conditions.

Our investment banking revenues, in the form of financial advisory and underwriting fees, are directly related to the number and size of the transactions in which we participate and therefore may be adversely affected by any downturn in the securities markets. Additionally, a downturn in market conditions may lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenues we would otherwise receive from commissions and spreads. Should these adverse financial and economic conditions appear and persist for any extended period of time, we will incur a further decline in transactions and revenues that we receive from commissions and spreads.

We depend on our senior employees and the loss of their services could harm our business.

Our success is dependent in large part upon the services of several of our senior executives and employees. We do not maintain and do not intend to obtain key man insurance on the life of any executive or employee. If our senior executives or employees terminate their employment with us and we are unable to find suitable replacements in relatively short periods of time, our operations may be materially and adversely affected.

Our risk management policies and procedures may leave us exposed to unidentified risks or an unanticipated level of risk.

The policies and procedures we employ to identify, monitor and manage risks may not be fully effective. Some methods of risk management are based on the use of observed historical market behavior. As a result, these methods may not predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend on evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. This information may not be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risk requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. We cannot assure you that our policies and procedures will effectively and accurately record and verify this information.

We seek to monitor and control our risk exposure through a variety of separate but complementary financial, credit, operational and legal reporting systems. We believe that we effectively evaluate and manage the market, credit and other risks to which we are exposed. Nonetheless, the effectiveness of our ability to manage risk exposure can never be completely or accurately predicted or fully assured. For example, unexpectedly large or rapid movements or disruptions in one or more markets or other unforeseen developments can have a material adverse effect on our results of operations and financial condition. The consequences of these developments can include losses due to adverse changes in inventory values, decreases in the liquidity of trading positions, higher volatility in earnings, increases in our credit risk to customers as well as to third parties and increases in general systemic risk.

Credit risk exposes us to losses caused by financial or other problems experiences by third parties.

We are exposed to the risk that third parties, owing us money, securities or other assets will not perform their obligations. These parties include:

•	trading counterparties;
•	customers;
•	clearing agents;
•	exchanges;
•	clearing houses; and
•	other financial intermediaries as well as issuers whose securities we hold.

These parties may default on their obligations owed to us due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from:

•	holding securities of third parties;
•

executing securities trades that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries; and

•	extending credit to clients through bridge or margin loans or other arrangements.

Significant failures by third parties to perform their obligations owed to us could adversely affect our revenues and perhaps our ability to borrow in the credit markets.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

The securities industry is rapidly evolving, intensely competitive and has few barriers to entry. We expect competition to continue and intensify in the future. Many of our competitors have significantly greater financial, technical, marketing and other resources than we do. Some of our competitors also offer a wider range of services and financial products than we do and have greater name recognition and a larger client base. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. We may not be able to compete effectively with current or future competitors and competitive pressures faced by us may harm our business.

EXHIBIT B (INVESTOR QUESTIONNAIRE CERTIFICATION)